As filed with the Securities and Exchange Commission on April 10, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BERKSHIRE HATHAWAY INC.

(Exact name of registrant as specified in its charter)

Delaware	47-0813844
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3555 Farnam Street

Omaha, Nebraska 68131

(Address of Principal Executive Offices) (Zip Code)

GENERAL RE CORPORATION AND GOVERNMENT EMPLOYEES COMPANIES SAVINGS AND

STOCK OWNERSHIP PLAN (FORMERLY KNOWN AS EMPLOYEE SAVINGS AND STOCK

OWNERSHIP PLAN OF GENERAL RE CORPORATION AND ITS DOMESTIC SUBSIDIARIES)

(Full title of the plan)

Marc D. Hamburg

Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, Nebraska 68131

(Name and address of agent for service)

(402) 346-1400

(Telephone number, including area code, of agent for service)

Copy To:

Timothy J. Moon, Esq.

Munger, Tolles & Olson LLP

350 South Grand Avenue

Los Angeles, California 90071

(213) 683-9100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐.

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	(1), (2) Amount to be registered	(3) Proposed maximum offering price per share	(3) Proposed maximum aggregate offering price	Amount of registration fee
Class B Common Stock, $0.0033 par value	342,000	$196.08	$67,059,360	$8,348.89

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover such additional shares of Class B Common Stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the General Re Corporation and Government Employees Companies Savings and Stock Ownership Plan.
(3)	Pursuant to Rules 457(h)(1) and 457(c) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low prices per share of Class B Common Stock of Berkshire Hathaway Inc. as reported on the New York Stock Exchange on April 3, 2018.

EXPLANATORY NOTE

This Registration Statement on Form S–8 is being filed for the purpose of registering an additional 342,000 shares of Class B Common Stock, par value $0.0033 per share (the “Class B Common Stock”) of Berkshire Hathaway Inc. (“Berkshire” or the “registrant”) reserved for issuance under the General Re Corporation and Government Employees Companies Savings and Stock Ownership Plan (formerly known as the Employee Savings and Stock Ownership Plan of General Re Corporation and Its Domestic Subsidiaries) (the “Plan”). These additional shares of Class B Common Stock are additional securities of the same class as other securities for which an original registration statement (File No. 333-70609) on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on January 14, 1999, as amended by a Post-Effective Amendment No. 1 filed with the Commission on January 28, 2010.

In accordance with General Instruction E to Form S-8, the contents of such earlier registration statement are incorporated by reference into this Registration Statement, together with all exhibits filed therewith or incorporated therein by reference, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by Berkshire Hathaway Inc., a Delaware corporation (“Berkshire” or the “registrant”) with the SEC (File No. 1-14905) are incorporated by reference into this registration statement:

(a)	Berkshire’s Annual Report on Form 10-K for the year ended December 31, 2017, filed on February 26, 2018;

(b)	Berkshire’s current report on Form 8-K filed on February 27, 2018;

(c)	The description of Berkshire’s Class B Common Stock included in the Registration Statement on Form 8-A filed on March 30, 1999, as amended by the Form 8-A/A filed on February 1, 2010; and

(d)	General Re Corporation’s Annual Report on Form 11-K for the Plan for the year ended December 31, 2016, filed on June 8, 2017.

All documents subsequently filed by Berkshire or the plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 6.	Indemnification of Directors and Officers

The registrant’s By-laws provide that each director or officer of the registrant who was or is a party or is threatened to be made a party to or is involved in any proceeding by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the registrant to the fullest extent permitted by the laws of the State of Delaware, as they exist or may be amended (but, in the case of any such amendment, only to the extent such amendment permits the registrant to provide broader indemnification rights), against all costs, charges, expenses, liabilities and losses reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executives and administrators. This indemnification shall not apply to any proceeding (or part thereof) initiated by the person seeking indemnification unless it is seeking to enforce or obtain payment under any right to indemnification by the registrant or the registrant has joined in or consented to the initiation of such proceeding (or part thereof).

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by the person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

The registrant’s By-laws provide that the registrant may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the registrant or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the registrant has the power to indemnify such person against such expense, liability or loss under the DGCL. The registrant maintains an officer’s and director’s liability insurance policy insuring its officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring the registrant under certain circumstances, in the event that indemnification payments are made to such officers and directors.

Section 102(b)(7) of the DGCL enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no provision can eliminate or limit a director’s liability:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL, which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption; or

•	for any transaction from which the director derived an improper personal benefit.

The registrant’s Certificate of Incorporation provides that a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

The foregoing summaries are necessarily subject to the complete text of the statute, the registrant’s Certificate of Incorporation and By-laws, and the arrangements referred to above, and are qualified in their entirety by reference thereto.

Item 8.	Exhibits

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of Berkshire Hathaway Inc. (filed as Exhibit 3(i) to registrant’s Form 10-K for the year ended December 31, 2014, filed on March 2, 2015 and incorporated herein by reference).

4.2	By-laws of Berkshire Hathaway Inc. (filed as Exhibit 3(ii) to the registrant’s current report on Form 8-K filed on May 4, 2016 and incorporated herein by reference).

4.3	General Re Corporation and Government Employees Companies Savings and Stock Ownership Plan.

4.4	Amendment to the General Re Corporation and Government Employees Companies Savings and Stock Ownership Plan.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Crowe Horwath LLP.

24	Power of Attorney (included on the signature page of this registration statement).

Berkshire Hathaway Inc. undertakes that the plan and any amendment thereto have been submitted to the Internal Revenue Service (“IRS”) in a timely manner and all changes required by the IRS in order to qualify the plan have been made.

Item 9.	Undertakings

(a) Berkshire, the registrant, hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this item do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of Berkshire Hathaway Inc. (filed as Exhibit 3(i) to registrant’s Form 10-K for the year ended December 31, 2014, filed on March 2, 2015 and incorporated herein by reference).

4.2	By-laws of Berkshire Hathaway Inc. (filed as Exhibit 3(ii) to the registrant’s current report on Form 8-K filed on May 4, 2016 and incorporated herein by reference).

4.3	General Re Corporation and Government Employees Companies Savings and Stock Ownership Plan.

4.4	Amendment to the General Re Corporation and Government Employees Companies Savings and Stock Ownership Plan.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Crowe Horwath LLP.

24	Power of Attorney (included on the signature page of this registration statement).

Berkshire Hathaway Inc. undertakes that the plan and any amendment thereto have been submitted to the Internal Revenue Service (“IRS”) in a timely manner and all changes required by the IRS in order to qualify the plan have been made.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on this 10th day of April, 2018.

BERKSHIRE HATHAWAY INC.

By:	/s/ Marc D. Hamburg
Marc D. Hamburg
Senior Vice President and Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints each of Warren E. Buffett, Charles T. Munger, and Marc D. Hamburg, the undersigned’s true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Warren E. Buffett Warren E. Buffett	Chairman of the Board and Director and Chief Executive Officer (principal executive officer)	April 10, 2018

/s/ Marc D. Hamburg Marc D. Hamburg	Senior Vice President and Chief Financial Officer (principal financial officer)	April 10, 2018

/s/ Daniel J. Jaksich Daniel J. Jaksich	Vice President and Controller (principal accounting officer)	April 10, 2018

/s/ Charles T. Munger Charles T. Munger	Vice-Chairman of the Board and Director	April 10, 2018

/s/ Gregory E. Abel Gregory E. Abel	Vice-Chairman—Non Insurance Operations and Director	April 10, 2018

/s/ Howard G. Buffett Howard G. Buffett	Director	April 10, 2018

/s/ Stephen B. Burke Stephen B. Burke	Director	April 10, 2018

/s/ Susan L. Decker Susan L. Decker	Director	April 10, 2018

/s/ William H. Gates III William H. Gates III	Director	April 10, 2018

/s/ David S. Gottesman David S. Gottesman	Director	April 10, 2018

/s/ Charlotte Guyman Charlotte Guyman	Director	April 10, 2018

/s/ Ajit Jain Ajit Jain	Vice-Chairman—Insurance Operations and Director	April 10, 2018

/s/ Thomas S. Murphy Thomas S. Murphy	Director	April 10, 2018

/s/ Ronald L. Olson Ronald L. Olson	Director	April 10, 2018

/s/ Walter Scott, Jr. Walter Scott, Jr.	Director	April 10, 2018

/s/ Meryl B. Witmer Meryl B. Witmer	Director	April 10, 2018

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on April 10, 2018.

General Re Corporation and Government Employees Companies Savings and Stock Ownership Plan

By:	/s/ Andrew R. Gifford
Name:	Andrew R. Gifford
Title:	Trustee